1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

Alyssa J. Zeff, Corporate Communications – 201-847-4358

BD ANNOUNCES RESULTS FOR 2013 FOURTH FISCAL QUARTER AND FULL YEAR;

PROVIDES FISCAL 2014 GUIDANCE

•

Reports adjusted diluted earnings per share from continuing operations of $5.81 for the full fiscal year, in-line with the Company’s expectations. Reported diluted earnings per share from continuing operations were $4.67.

•

Expects full fiscal year 2014 diluted earnings per share from continuing operations to be between $6.16 and $6.22, an increase of 6.0 to 7.0 percent, on an adjusted basis. On a currency-neutral basis the Company expects adjusted earnings per share to grow between 8.5 to 9.5 percent, or 9.0 to 10.0 percent excluding the incremental impact of the medical device tax.

•	Announces planned stock repurchases of about $450 million in fiscal year 2014.

Franklin Lakes, NJ (November 5, 2013) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.1 billion for the fourth fiscal quarter ended September 30, 2013, representing an increase of 6.8 percent from the prior-year period, or 7.2 percent on a foreign currency-neutral basis. Revenue growth in the quarter was aided, in part, by some one-time items. For the full fiscal year ended September 30, 2013, BD reported revenues of $8.1 billion, representing an increase of 4.5 percent over the prior-year period or 5.4 percent on a foreign currency-neutral basis.

“We are proud of our accomplishments during fiscal year 2013,” said Vincent A. Forlenza, Chairman, CEO and President. “Our strategy of investing and innovating for growth is succeeding. We exceeded our financial and operating goals this year while continuing to deliver on our long-term commitments. We look forward to fiscal year 2014 with confidence.”

Fourth Quarter Fiscal 2013 Discussion

Diluted earnings per share from continuing operations for the fourth quarter were $0.46, compared with $1.35 in the prior-year period. Current quarter results included a pre-tax charge from the RTI verdict of $341 million, or $1.06 diluted earnings per share from continuing operations, and a charge from non-cash pension settlements of $6 million, or $0.02 diluted earnings per share from continuing operations. Results in the prior-year’s quarter included a charge of $20 million, or $0.07 diluted earnings per share from continuing operations, resulting from primarily non-cash pension settlements. Excluding these items, adjusted diluted earnings per share from continuing operations were $1.54 compared with $1.42 in the prior-year period. Adjusted diluted earnings per share from continuing operations excluding the medical device excise tax, which went into effect in January 2013 under the U.S. healthcare reform law, were $1.58. This represents growth of 11.3 percent, or 12.0 percent on an adjusted foreign currency-neutral basis.

For the full fiscal year ended September 30, 2013, diluted earnings per share from continuing operations were $4.67, compared with $5.30 in the prior-year period. Adjusted diluted earnings per share from continuing operations were $5.81 compared with $5.37 in the prior-year period. This excludes the aforementioned fourth quarter charges as well as the third quarter fiscal year 2013 charge related to the antitrust class action settlement of $22 million, or $0.07 diluted earnings per share from continuing operations. Adjusted diluted earnings per share from continuing operations excluding the medical device excise tax were $5.95. This represents growth of 10.8 percent, or 11.9 percent on an adjusted foreign currency-neutral basis.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.1 billion, representing an increase of 6.8 percent compared with the prior-year period, or 6.7 percent on a foreign currency-neutral basis. The segment’s revenue growth reflects strong sales in the Medical Surgical Systems and Pharmaceutical Systems units. For the twelve-month period ended September 30, 2013, BD Medical revenues increased 5.3 percent, or 6.0 percent on a foreign currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $680 million, representing an increase of 5.4 percent compared with the prior-year period, or 6.3 percent on a foreign currency-neutral basis. The segment’s growth was driven by solid sales of Preanalytical Systems’ safety-engineered products, and strong sales within the Diagnostic Systems unit partially driven by Kiestra Lab Automation installations. For the twelve-month period ended September 30, 2013, BD Diagnostics revenues increased 4.3 percent, or 5.2 percent on a foreign currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $300 million, representing an increase of 10.0 percent compared with the prior-year period, or an increase of 11.6 percent on a foreign currency-neutral basis. The segment’s growth was driven by solid instrument placements in Cell Analysis, the reversal of an unfavorable timing of orders in the third quarter in Advanced Bioprocessing, and government funding in Japan. For the twelve-month period ended September 30, 2013, BD Biosciences revenues increased 2.0 percent, or an increase of 3.6 percent on a foreign currency-neutral basis.

Geographic Results

Fourth quarter revenues in the U.S. of $851 million represent an increase of 3.4 percent over the prior-year period. Growth in the U.S. was driven by the Pharmaceutical Systems unit, which benefitted from the acquisition of Safety Syringes and strong orders, partially offset by softness in Women’s Health and Cancer. Revenues outside of the U.S. were $1.2 billion, representing an increase of 9.3 percent compared with the prior-year period, or 10.1 percent on a foreign currency-neutral basis. International revenues reflected continued strength in emerging markets and strong sales of safety-engineered products.

For the twelve-month period ended September 30, 2013, revenues in the U.S. were $3.4 billion, representing an increase of 2.0 percent compared with the prior-year period. Revenues outside of the U.S. were $4.7 billion, representing an increase of 6.3 percent compared with the prior-year period, or 8.0 percent on a foreign currency-neutral basis.

Fiscal 2014 Outlook for Full Year

The Company estimates that reported and currency-neutral revenues for the full fiscal year 2014 will increase 4.0 to 5.0 percent. The Company expects reported diluted earnings per share from continuing operations for the full fiscal year 2014 to be between $6.16 and $6.22, which represents growth of 6.0 to 7.0 percent over 2013 adjusted diluted earnings per share of $5.81. On a foreign currency-neutral basis, adjusted diluted earnings per share are expected to grow about 8.5 to 9.5 percent, or 9.0 to 10.0 percent excluding the incremental impact of the medical device tax. The Company plans to repurchase, subject to market conditions, about $450 million of its common stock in 2014.

Conference Call Information

A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, November 5th, 2013. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, November 12, 2013, confirmation number 69586788.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying whole-dollar amounts.

About BD

BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs nearly 30,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2014 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: potential cuts in healthcare spending by the U.S. government as part of deficit reduction measures, including “sequestration”, which could result in reduced demand for our product or downward pricing pressure; the unknown consequences of healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic conditions on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; the adverse impact of cyber-attacks on our information systems; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2013	2012	% Change

REVENUES	$2,101	$1,967	6.8

Cost of products sold	1,014	966	5.0
Selling and administrative	877	484	81.2
Research and development	133	128	3.8

TOTAL OPERATING COSTS AND EXPENSES	2,024	1,578	28.3

OPERATING INCOME	76	389	(80.4)

Interest income	14	12	16.9
Interest expense	(34)	(35)	(3.3)
Other income (expense), net	3	(4)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	60	362	(83.5)

Income tax (benefit) provision	(31)	88	NM

INCOME FROM CONTINUING OPERATIONS	91	274	(66.8)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $1 AND $9, RESPECTIVELY	—	15	NM

NET INCOME	$91	$289	(68.7)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$0.47	$1.38	(65.9)
Income from discontinued operations	$—	$0.07	NM
Net income	$0.46	$1.45	(68.3)

Diluted:
Income from continuing operations	$0.46	$1.35	(65.9)
Income from discontinued operations	$—	$0.07	NM
Net income	$0.46	$1.43	(67.8)

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	194,697	199,072
Diluted	198,628	202,439

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2013	2012	% Change

REVENUES	$8,054	$7,708	4.5

Cost of products sold	3,883	3,755	3.4
Selling and administrative	2,422	1,923	25.9
Research and development	494	472	4.8

TOTAL OPERATING COSTS AND EXPENSES	6,800	6,150	10.6

OPERATING INCOME	1,254	1,558	(19.5)

Interest income	40	50	(20.6)
Interest expense	(138)	(135)	2.8
Other income (expense), net	9	(1)	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,165	1,472	(20.9)

Income tax provision	236	363	(35.1)

INCOME FROM CONTINUING OPERATIONS	929	1,110	(16.2)

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $222 AND $31, RESPECTIVELY	364	60	NM

NET INCOME	$1,293	$1,170	10.5

EARNINGS PER SHARE

Basic:
Income from continuing operations	$4.76	$5.40	(11.9)
Income from discontinued operations	$1.86	$0.29	NM
Net income	$6.63	$5.69	16.5

Diluted:
Income from continuing operations	$4.67	$5.30	(11.9)
Income from discontinued operations	$1.83	$0.29	NM
Net income	$6.49	$5.59	16.1

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	195,157	205,460
Diluted	199,193	209,181

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Three Months Ended September 30,
	2013	2012	% Change

BD MEDICAL
United States	$440	$422	4.3
International	680	627	8.5

TOTAL	$1,120	$1,049	6.8

BD DIAGNOSTICS
United States	$319	$314	1.6
International	361	331	9.0

TOTAL	$680	$645	5.4

BD BIOSCIENCES
United States	$92	$88	5.0
International	208	185	12.3

TOTAL	$300	$273	10.0

TOTAL REVENUES
United States	$851	$824	3.4
International	1,249	1,143	9.3

TOTAL	$2,101	$1,967	6.8

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Twelve Months Ended September 30,
	2013	2012	% Change

BD MEDICAL
United States	$1,727	$1,685	2.5
International	2,579	2,406	7.2

TOTAL	$4,306	$4,091	5.3

BD DIAGNOSTICS
United States	$1,272	$1,259	1.0
International	1,374	1,279	7.4

TOTAL	$2,646	$2,538	4.3

BD BIOSCIENCES
United States	$354	$343	3.1
International	748	736	1.6

TOTAL	$1,102	$1,080	2.0

TOTAL REVENUES
United States	$3,353	$3,288	2.0
International	4,701	4,421	6.3

TOTAL	$8,054	$7,708	4.5

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30,

(Unaudited; Amounts in millions)

	United States
	2013	2012	% Change

BD MEDICAL
Medical Surgical Systems	$252	$251	0.6
Diabetes Care	113	113	0.3
Pharmaceutical Systems	75	59	27.6

TOTAL	$440	$422	4.3

BD DIAGNOSTICS
Preanalytical Systems	$170	$165	3.2
Diagnostic Systems	149	149	(0.1)

TOTAL	$319	$314	1.6

BD BIOSCIENCES	$92	$88	5.0

TOTAL UNITED STATES	$851	$824	3.4

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2013	2012	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$308	$282	9.4	11.1	(1.7)
Diabetes Care	131	120	8.7	11.2	(2.5)
Pharmaceutical Systems	241	225	7.3	3.3	4.0

TOTAL	$680	$627	8.5	8.3	0.2

BD DIAGNOSTICS
Preanalytical Systems	$172	$163	6.0	6.8	(0.8)
Diagnostic Systems	189	168	12.0	14.6	(2.6)

TOTAL	$361	$331	9.0	10.8	(1.8)

BD BIOSCIENCES	$208	$185	12.3	14.7	(2.4)

TOTAL INTERNATIONAL	$1,249	$1,143	9.3	10.1	(0.8)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2013	2012	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$560	$532	5.2	6.2	(1.0)
Diabetes Care	244	233	4.7	5.9	(1.2)
Pharmaceutical Systems	316	283	11.5	8.3	3.2

TOTAL	$1,120	$1,049	6.8	6.7	0.1

BD DIAGNOSTICS
Preanalytical Systems	$342	$328	4.6	5.0	(0.4)
Diagnostic Systems	338	318	6.3	7.7	(1.4)

TOTAL	$680	$645	5.4	6.3	(0.9)

BD BIOSCIENCES	$300	$273	10.0	11.6	(1.6)

TOTAL REVENUES	$2,101	$1,967	6.8	7.2	(0.4)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30,

(Unaudited; Amounts in millions)

	United States
	2013	2012	% Change

BD MEDICAL
Medical Surgical Systems	$983	$978	0.5
Diabetes Care	450	434	3.5
Pharmaceutical Systems	294	273	7.9

TOTAL	$1,727	$1,685	2.5

BD DIAGNOSTICS
Preanalytical Systems	$666	$656	1.5
Diagnostic Systems	606	603	0.5

TOTAL	$1,272	$1,259	1.0

BD BIOSCIENCES	$354	$343	3.1

TOTAL UNITED STATES	$3,353	$3,288	2.0

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2013	2012	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,213	$1,127	7.6	9.3	(1.7)
Diabetes Care	519	477	8.9	11.7	(2.8)
Pharmaceutical Systems	847	801	5.8	5.6	0.2

TOTAL	$2,579	$2,406	7.2	8.5	(1.3)

BD DIAGNOSTICS
Preanalytical Systems	$686	$645	6.4	7.9	(1.5)
Diagnostic Systems	688	634	8.5	11.0	(2.5)

TOTAL	$1,374	$1,279	7.4	9.4	(2.0)

BD BIOSCIENCES	$748	$736	1.6	3.8	(2.2)

TOTAL INTERNATIONAL	$4,701	$4,421	6.3	8.0	(1.7)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Twelve Months Ended September 30, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2013	2012	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$2,196	$2,105	4.3	5.2	(0.9)
Diabetes Care	969	911	6.3	7.8	(1.5)
Pharmaceutical Systems	1,142	1,074	6.3	6.2	0.1

TOTAL	$4,306	$4,091	5.3	6.0	(0.7)

BD DIAGNOSTICS
Preanalytical Systems	$1,352	$1,301	3.9	4.7	(0.8)
Diagnostic Systems	1,294	1,237	4.6	5.9	(1.3)

TOTAL	$2,646	$2,538	4.3	5.2	(0.9)

BD BIOSCIENCES	$1,102	$1,080	2.0	3.6	(1.6)

TOTAL REVENUES	$8,054	$7,708	4.5	5.4	(0.9)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended September 30,
			% Change
	2013	2012	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$303	$291	4.2	4.2	—
International	233	216	7.9	9.5	(1.6)

TOTAL	$536	$507	5.7	6.4	(0.7)

BY SEGMENT
BD Medical	$269	$251	7.3	8.2	(0.9)
BD Diagnostics	267	256	4.2	4.7	(0.5)

TOTAL	$536	$507	5.7	6.4	(0.7)

	Twelve Months Ended September 30,
			% Change
	2013	2012	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$1,182	$1,149	2.9	2.9	—
International	917	834	10.0	11.9	(1.9)

TOTAL	$2,099	$1,983	5.9	6.6	(0.7)

BY SEGMENT
BD Medical	$1,045	$966	8.1	9.0	(0.9)
BD Diagnostics	1,054	1,017	3.7	4.4	(0.7)

TOTAL	$2,099	$1,983	5.9	6.6	(0.7)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2013 Quarter-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
	2013	2012	Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %

Reported Diluted Earnings per Share from Continuing Operations	$0.46	$1.35	$(0.89)	$(0.01)	$(0.88)	(65.9%)	(65.2%)

Charge associated with the unfavorable verdict returned in the antitrust and false advertising lawsuit filed against the Company by RTI ($341 million or $211 million after-tax)	1.06	0.00

Non-cash pension settlement charges associated with lump sum benefit payments made primarily from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost in each year. The charges also included settlement losses associated with certain foreign pension plans. ($6 million or $4 million after-tax and $20 million or $13 million after-tax, respectively)	0.02	0.07

Adjusted Diluted Earnings per Share from Continuing Operations	$1.54	$1.42	$0.12	$(0.01)	$0.13	8.5%	9.2%

Medical device excise tax which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act ($13 million or $8 million after-tax)	0.04	0.00

Adjusted Diluted Earnings per Share from Continuing Operations without Medical Device Excise Tax	$1.58	$1.42	$0.16	$(0.01)	$0.17	11.3%	12.0%

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2013 Year-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Twelve Months Ended September 30,
	2013	2012	Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %

Reported Diluted Earnings per Share from Continuing Operations	$4.67	$5.30	$(0.63)	$(0.06)	$(0.57)	(11.9%)	(10.8%)

Charge associated with the pending litigation settlement related to indirect purchaser antitrust class action cases ($22 million or $14 million after-tax)	0.07	0.00

Charge associated with the unfavorable verdict returned in the antitrust and false advertising lawsuit filed against the Company by RTI ($341 million or $211 million after-tax)	1.06	0.00

Non-cash pension settlement charges associated with lump sum benefit payments made primarily from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost in each year. The charges also included settlement losses associated with certain foreign pension plans. ($6 million or $4 million after-tax and $20 million or $13 million after-tax, respectively)	0.02	0.06

Adjusted Diluted Earnings per Share from Continuing Operations	$5.81	$5.37	$0.44	$(0.06)	$0.50	8.2%	9.3%

Medical device excise tax which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act ($40 million or $26 million after-tax)	0.13	0.00

Adjusted Diluted Earnings per Share from Continuing Operations without Medical Device Excise Tax	$5.95	$5.37	$0.58	$(0.06)	$0.64	10.8%	11.9%

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2014 Outlook Reconciliation

	Reported Basis	FX Impact	FXN Basis

Revenues - Full Year 2014 estimated growth	4.0% - 5.0%	0.0%	4.0% - 5.0%

	Full Year 2014	Full Year 2013	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share from Continuing Operations	$6.16 - 6.22	$4.67	NM

Pending Litigation Settlement (1)		0.07

Verdict Charge (2)		1.06

Pension Settlement Charge (3)		0.02

Adjusted Fully Diluted Earnings per Share from Continuing Operations	$6.16 - 6.22	$5.81	6.0% - 7.0%

FX Impact			(2.5%)

Adjusted FXN Growth			8.5% - 9.5%

Medical Device Excise Tax Impact (4)			(0.5%)

Adjusted FXN Growth (excluding the medical device excise tax)			9.0% - 10.0%

(1)	Charge associated with the pending litigation settlement related to indirect purchaser antitrust class action cases.
(2)	Charge associated with the unfavorable verdict returned in the antitrust and false advertising lawsuit filed against the Company by RTI.
(3)

Represents a non-cash pension settlement charge associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost for the year. The charge also included settlement losses associated with certain foreign pension plans.

(4)	Represents the incremental impact of the medical device excise tax in first quarter fiscal year 2014 (tax went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act).

NM - Not Meaningful

FXN = Foreign Currency Neutral